UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 22, 2007

HOSPITALITY PROPERTIES TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-964-8398
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On January 22, 2007, Hospitality Properties Trust, or HPT, entered into a new interim loan agreement, or the Loan Agreement, by and among HPT, Merrill Lynch Capital Corporation, as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Lead Arranger and Lead Bookrunner, and the additional agents and financial institutions signatory thereto under which it is permitted to borrow up to $2.0 billion. The Loan Agreement is intended to become effective concurrently with HPT’s acquisition of TravelCenters of America, Inc., subject to the satisfaction of various conditions set forth in the Loan Agreement.  That acquisition is described in HPT’s Current Report on Form 8-K, dated December 12, 2006.

Borrowings under the Loan Agreement are unsecured. Amounts paid or prepaid may not be reborrowed. The maturity date for the Loan Agreement will be 364 days after the effective date. HPT may prepay borrowed amounts at any time without premium or penalty. In addition, HPT will be required to prepay a stated portion of the loan proceeds upon the occurrence of events including certain asset sales or equity issuances by HPT or any of its subsidiaries, the incurrence of certain indebtedness and the occurrence of certain casualty events. The Loan Agreement also provides for acceleration of payment of all amounts payable under the Loan Agreement upon the occurrence and continuation of certain defaults. The proceeds of the interim loans are to be used to finance the acquisition of TravelCenters of America, Inc., to repay existing indebtedness of TravelCenters of America, Inc. and to pay related fees and expenses.

In addition, on January 22, 2007, HPT entered into an amendment to its $750 million revolving bank credit facility. This amendment implements various changes to the facility in connection with HPT’s anticipated acquisition of TravelCenters of America, Inc. The amendment provides that it is effective as of January 12, 2007 subject to satisfaction of various conditions relating to the acquisition.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE EFFECTIVE DATE OF THE LOAN AGREEMENT AND THE COMPANY’S USE OF THE PROCEEDS OF THE LOANS MADE UNDER THE LOAN AGREEMENT. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
10.1
Interim Loan Agreement, dated as of January 22, 2007, by and among Hospitality Properties Trust, Merrill Lynch Capital Corporation, as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Lead Arranger and Lead Bookrunner, and the additional agents and financial institutions signatory thereto.

10.2
Second Amendment to Amended and Restated Credit Agreement, dated as of January 12, 2007, by and among Hospitality Properties Trust, Wachovia Bank, National Association, as Agent, and the additional agents, arrangers and financial institutions signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST
By: /s/ Mark L. Kleifges
Name: Mark L. Kleifges
Title: Treasurer and Chief Financial Officer

Date: January 23, 2007